                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2


                          UNION PLANTERS CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE


                                                                           YEARS ENDED DECEMBER 31,
                                                           --------------------------------------------------------------
                                                               1995                  1994                       1993
                                                           ------------          ------------               -------------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Primary Earnings Per Share
--------------------------

Computation for Statement of Earnings
-------------------------------------
Reconciliation of net earnings to amount
  used for primary earnings per share:
     Net earnings                                          $   135,402             $    65,861               $    99,603
     Less: Preferred stock dividends
               Series B                                           (352)                   (352)                     (352)
               Series C                                         (1,491)                                           (1,790)
               Series D                                           (165)                   (494)                     (494)
               Series E                                         (6,734)                 (6,216)                   (5,832)
               Preferred Stock of
                 acquired entity                                (1,361)                 (1,345)                   (1,345)
                                                           -----------             -----------               -----------

     Net earnings applicable to primary
       earnings per share                                  $   126,790             $    55,963               $    89,790
                                                           ===========             ===========               ===========
Reconciliation of weighted average number
  of shares to amount used in primary earnings
  per share computation:
     Average shares outstanding                            $44,696,327             $43,475,322               $38,665,590
  Average common equivalent shares:
     Assumed exercise of options                               312,125                 265,277                   248,496
                                                           -----------             -----------               -----------
     Primary average shares outstanding                     45,008,452              43,740,599                38,914,086
                                                           -----------             -----------               -----------
Primary earnings per share                                 $      2.82             $      1.28               $      2.31
                                                           ===========             ===========               ===========

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                          UNION PLANTERS CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE



                                                                          YEARS ENDED DECEMBER 31,
                                                     ----------------------------------------------------------------
                                                          1995                       1994                     1993
                                                     ---------------            ---------------          -------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Fully Diluted Earnings Per Share
--------------------------------

Computation for Statement of Earnings
-------------------------------------
Reconciliation of net earnings to amounts used for
  fully diluted earnings per share:
     Net earnings                                       $   135,402               $    65,861             $    99,603
       Less:  Preferred stock dividends
                  Series C                                        -                    (1,491)                 (1,790)
                  Series D                                        -                      (494)                      -
                  Series E                                        -                    (6,216)                      -
                  Preferred stock of
                    acquired entity                          (1,361)                   (1,345)                 (1,345)
                                                        -----------               -----------             -----------
     Net earnings applicable to fully
       diluted earnings per share                       $   134,041               $    56,315             $    96,468
                                                        ===========               ===========             ===========

Reconciliation of weighted average number of shares
  to amount used in fully diluted earnings
  per share computation:
    Average shares outstanding                           44,696,327                43,475,322              38,665,590
  Average common equivalent shares:
     Assumed exercise of options                            326,498                   267,554                 266,575
     Assumed conversion of preferred stock:
               Series B                                     339,768                   339,768                 339,768
               Series D                                     125,785                         -                 253,655
               Series E                                   4,129,709                         -               3,618,515
                                                        -----------               -----------             -----------
     Fully diluted average shares outstanding            49,618,087                44,082,644              43,144,103
                                                        ===========               ===========             ===========

Fully diluted earnings per share                        $      2.70               $      1.28             $      2.24
                                                        ===========               ===========             ===========